Beyond, Inc. Reports First Quarter 2024 Financial Results
— Reported Revenue Growth on a Year-over-Year Basis —
— Delivered 2.2 Million Orders, Representing a 27% YoY Increase in Transaction Volume —
— Acquired Zulily, Doubling Down on Off-Priced Home and Lifestyle Business —
— Soft Launched Iconic Overstock Site 6 Months Ahead of Schedule; Early Growth is Promising —

MIDVALE, Utah - May 6, 2024 - Beyond, Inc. (NYSE:BYON), parent company of Overstock, Bed Bath & Beyond, Zulily, and other online retail brands designed to unlock your home’s potential, today reported financial results for the first quarter ended March 31, 2024.

“2024 has begun with a strong strategic focus on building a portfolio of profitable brands designed to drive high customer affinity and lifetime value,” said Marcus Lemonis, Executive Chairman of the Board. “We are now 120 days into this new era for the company, building a foundation that will cause the next ten years to look materially different from the last ten, while deepening my conviction in our vision: to become the ‘AAA of Home’ – offering solutions for everything within the four walls of your home and extending to the four corners of your property. That foundation consists of three powerful brands: Bed Bath & Beyond, Overstock, and now Zulily, and we believe each of them has the potential to become a billion-dollar-plus revenue brand in its own right. That foundation requires us to have the right team, the proper brand positioning, and the most efficient process to profitably grow.”

“During the first quarter we delivered 2.2 million transactions through Bed Bath & Beyond alone, crossing the 6 million active customer level for the first time in a non-COVID environment, successfully soft launched Overstock six months ahead of schedule, and brought on Salesforce to launch a world-class CRM platform and manage our customer journeys and records. We also acquired Zulily, a great strategic fit for our portfolio, and plan to relaunch the site later this year. Importantly, we’ve now clearly defined the brand identity and consumer value proposition for each brand, leaning into the white space of their historical core competencies and natural strengths,” Lemonis continued.

“We assembled a world-class team and believe we now have the right players on the field, having hired talent and expertise in the areas of the business where needed, including legacy Bed Bath and Zulily talent. As importantly, we aligned management incentives around our financial objectives, something that historically has not been in place and gives me great confidence in our ability to achieve long-term, sustainable success. The entire team is committed to our path forward and I believe we now have all the pieces in place to win,” Lemonis concluded.

“We’re pleased with the growth in active customers and transactions during the quarter,” said Adrianne Lee, Chief Financial and Administrative Officer. “However, in analyzing the profitability of that growth, we are making the strategic decision to focus on investments to launch these brands and acquire customers with a higher probability of repeat behavior. We will be investing prudently to build our brands for sustainable growth, not transient, transactional growth, and have stood up internal processes to enable our teams to evaluate decisions through the lens of investment return. We believe this will help drive our long-term success and improve shareholder returns.”

“To that end, we are halfway through the plan outlined last quarter to reduce expenses by $45 million on an annualized basis and will aim to continue to eliminate unnecessary fixed costs and create a more variable cost structure. We believe these actions, in combination with soft launching Overstock and soon Zulily, will yield sequential improvements in our margin profile. As we move through the balance of the year we will continue investing in our foundation and refining the processes that we believe will enable profitable growth for the long term,” Lee concluded.

First Quarter 2024 Results*

•	Orders delivered of 2.2 million, an increase of 27% year-over-year
•	Active customers of 6.0 million, an increase of 26% year-over-year
•	Total net revenue of $382 million, an increase of 0.3% year-over-year
•	Gross profit of $74 million, or 19.5% of total net revenue
•	Operating loss of $58 million
•	Net loss of $74 million
•	Diluted net loss per share of $1.62; Adjusted diluted net loss per share (non-GAAP) of $1.22
•	Adjusted EBITDA (non-GAAP) of ($48) million, which represents (12.5)% of net revenue
•	Cash and cash equivalents totaled $256 million at the end of the first quarter
*Certain terms, such as orders delivered and active customers, are defined under "Supplemental Operational Data" below.

Change in Presentation in the Income Statement
In the first quarter of fiscal 2024, Beyond changed the presentation for merchant fees associated with customer payments made by credit cards and other payment methods and customer service costs. Under the new presentation, Beyond includes such expenses in a separate line in operating expenses labeled, "Customer service and merchant fees", whereas previously, these expenses were included in Cost of goods sold.

Beyond concluded that such a change in presentation is preferable in the circumstances because the treatment of these costs as operating expenses is aligned with the changes in business and strategy. The change will also provide greater transparency in Beyond's external disclosures and related communications with the market.

This change in accounting policy has been applied retrospectively, and the unaudited consolidated statements of operations reflect the effect of this accounting principle change for all periods presented. This change in presentation had no impact on Loss before income taxes, Net loss, or Net loss per share of common stock basic or diluted. The consolidated balance sheets, consolidated statements of comprehensive loss, consolidated statements of changes in stockholders' equity, and consolidated statements of cash flows were not impacted by this accounting policy change.

The change in presentation to Beyond's unaudited consolidated statements of operations were as follows (in thousands):

	Three months ended March 31, 2023
	Previously reported	Effect of change	As adjusted
Cost of goods sold	$291,427	$(11,971)	$279,456
Gross profit	89,713	11,971	101,684
Customer service and merchant fees	—	11,971	11,971

Earnings Webcast and Replay Information
Beyond will hold a conference call and webcast to discuss its first quarter 2024 financial results on Tuesday, May 7, 2024 at 8:30 a.m. ET. To access the live webcast, go to https://investors.beyond.com. To participate in the conference call via telephone, please register at the link available at https://investors.beyond.com/news-events/events-and-presentations. Registrants will receive dial-in information and a unique PIN to access the live call. Questions may be emailed in advance of the call to ir@beyond.com.

A replay of the conference call will be available at https://investors.beyond.com shortly after the live call has ended.

About Beyond
Beyond, Inc. (NYSE:BYON), based in Midvale, Utah, is an ecommerce expert with a singular focus: connecting consumers with products and services that unlock their homes’ potential. The Company owns Overstock, Bed Bath & Beyond, Baby & Beyond, Zulily, and other related brands and associated intellectual property. Its suite of online shopping brands features millions of products for various life stages that millions of customers visit each month. Beyond regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Beyond.com.

Beyond, Bed Bath & Beyond, Welcome Rewards, Zulily, Overstock and Backyard are trademarks of Beyond, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Contact Information Alexis Callahan, Vice President, Investor Relations & Public Relations ir@beyond.com pr@beyond.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the May 7, 2024 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include without limitation all statements other than statements of historical fact, including forecasts of our growth, financial results, profitability, expected cost reductions, launch or relaunch of products, websites, or brands, trends, market conditions, the impact of our national marketing campaign, the potential value of our brands, and any of the timing thereof. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of known and unknown risks, uncertainties, and other important factors including but not limited to, difficulties we may have with our fulfillment partners, supply chain, access to products, shipping costs, insurance, competition, macroeconomic changes, attraction/retention of employees, search engine optimization results, and/or payment processors. Other risks and uncertainties include, among others, impacts from changing our company name, stock ticker symbol, or stock exchange, impacts from our use of the Overstock, Zulily, and Bed Bath & Beyond brands, our ability to generate positive cash flow, impacts from our evolving business practices and expanded product and service offerings, any problems with our infrastructure, including cyber-attacks or data breaches affecting us, adverse tax, regulatory or legal developments, any restrictions on tracking technologies, any failure to effectively utilize technological advancements or protect our intellectual property, negative economic consequences of global conflict, and whether our partnership with Pelion Venture Partners will achieve its objectives. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 23, 2024, and in our subsequent filings with the SEC. The Forms 10-K and our subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Beyond, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except per share data)
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$256,323	$302,605
Restricted cash	171	144
Accounts receivable, net	23,087	19,420
Inventories	12,903	13,040
Prepaids and other current assets	12,960	14,864
Total current assets	305,444	350,073
Property and equipment, net	27,340	27,577
Intangible assets, net	31,081	25,254
Goodwill	6,160	6,160
Equity securities	137,421	155,873
Operating lease right-of-use assets	2,762	3,468
Other long-term assets, net	12,584	12,951
Property and equipment, net held for sale	54,466	54,462
Total assets	$577,258	$635,818
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$116,265	$106,070
Accrued liabilities	72,528	73,682
Unearned revenue	54,675	49,597
Operating lease liabilities, current	2,407	2,814
Current debt, net held for sale	—	232
Total current liabilities	245,875	232,395
Operating lease liabilities, non-current	582	940
Other long-term liabilities	8,847	9,107
Long-term debt, net held for sale	34,207	34,244
Total liabilities	289,511	276,686
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000, issued and outstanding - none	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 52,210 and 51,770
Outstanding shares - 45,733 and 45,414	5	5
Additional paid-in capital	1,013,360	1,007,649
Accumulated deficit	(555,599)	(481,671)
Accumulated other comprehensive loss	(502)	(506)
Treasury stock at cost - 6,477 and 6,356	(169,517)	(166,345)
Total stockholders' equity	287,747	359,132
Total liabilities and stockholders' equity	$577,258	$635,818

Beyond, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)
	Three months ended March 31,
	2024	2023
Net revenue	$382,281	$381,140
Cost of goods sold	307,922	279,456
Gross profit	74,359	101,684
Operating expenses
Sales and marketing	67,906	47,048
Technology	29,581	30,546
General and administrative	20,454	20,483
Customer service and merchant fees	13,943	11,971
Total operating expenses	131,884	110,048
Operating loss	(57,525)	(8,364)
Interest income, net	2,717	2,559
Other expense, net	(18,791)	(7,389)
Loss before income taxes	(73,599)	(13,194)
Provision (benefit) for income taxes	329	(2,887)
Net loss	$(73,928)	$(10,307)
Net loss per share of common stock:
Basic	$(1.62)	$(0.23)
Diluted	$(1.62)	$(0.23)
Weighted average shares of common stock outstanding:
Basic	45,587	45,067
Diluted	45,587	45,067

Beyond, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(73,928)	$(10,307)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,960	5,985
Non-cash operating lease cost	831	1,266
Stock-based compensation to employees and directors	4,776	5,795
(Increase) decrease in deferred tax assets, net	69	(3,449)
Loss from equity method securities	18,452	7,181
Other non-cash adjustments	(145)	(102)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,667)	(4,378)
Inventories	137	288
Prepaids and other current assets	2,297	1,109
Other long-term assets, net	135	(369)
Accounts payable	10,059	10,220
Accrued liabilities	(1,412)	5,377
Unearned revenue	5,078	2,643
Operating lease liabilities	(894)	(1,352)
Other long-term liabilities	(358)	100
Net cash (used in) provided by operating activities	(34,610)	20,007
Cash flows from investing activities:
Purchase of intangible assets	(5,714)	—
Expenditures for property and equipment	(3,422)	(5,256)
Disbursement for notes receivable	—	(10,000)
Other investing activities, net	10	425
Net cash used in investing activities	(9,126)	(14,831)
Cash flows from financing activities:
Payments of taxes withheld upon vesting of employee stock awards	(3,172)	(1,934)
Other financing activities, net	653	229
Net cash used in financing activities	(2,519)	(1,705)
Net decrease in cash, cash equivalents, and restricted cash	(46,255)	3,471
Cash, cash equivalents, and restricted cash, beginning of period	302,749	371,457
Cash, cash equivalents, and restricted cash, end of period	$256,494	$374,928

Supplemental Operational Data
We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results and provide key performance indicators to track our progress. These indicators include changes in customer order patterns and the mix of products purchased by our customers.

Active customers represent the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

Last twelve months (LTM) net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances, we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides our key operating metrics:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended March 31,
	2024	2023
Active customers	6,041	4,795
LTM net revenue per active customer	$259	$370
Orders delivered	2,211	1,736
Average order value	$173	$220
Orders per active customer	1.41	1.57

Non-GAAP Financial Measures and Reconciliations
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted earnings (loss) per share, adjusted EBITDA, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted earnings (loss) per share is a non-GAAP financial measure that is calculated as net income (loss) less the income or losses recognized from our equity method securities, net of related tax. We believe that this adjustment to our net income (loss) before calculating per share amounts for the current period presented provides a useful comparison between our operating results from period to period.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as income (loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain benefits and expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following tables reflects the reconciliation of adjusted diluted loss per share to diluted loss per share (in thousands, except per share data):

	Three months ended March 31,
	2024
	Diluted EPS	Less: equity method income (loss)[1]	Adjusted Diluted EPS
Numerator:
Net loss	$(73,928)	$(18,452)	$(55,476)

Denominator:
Weighted average shares of common stock outstanding—diluted	45,587	45,587	45,587

Net loss per share of common stock:
Diluted	$(1.62)	$(0.40)	$(1.22)
1 Inclusive of estimated tax impact

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	Three months ended March 31,
	2024	2023
Net loss	$(73,928)	$(10,307)
Depreciation and amortization	3,960	5,985
Stock-based compensation	4,776	5,795
Interest income, net	(2,717)	(2,559)
Other expense, net	18,791	7,389
Provision (benefit) for income taxes	329	(2,887)
Special items (see table below)	946	—
Adjusted EBITDA	$(47,843)	$3,416

Special items:
Brand integration and related costs	$11	$—
Restructuring costs[1]	935	—
	$946	$—
1 Inclusive of certain severance and lease termination costs.

The following table reflects the reconciliation of free cash flow to net cash (used in) provided by operating activities (in thousands):

	Three months ended March 31,
	2024	2023
Net cash (used in) provided by operating activities	$(34,610)	$20,007
Expenditures for property and equipment	(3,422)	(5,256)
Free cash flow	$(38,032)	$14,751